MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                CERTIFIED PUBLIC ACCOUNTANTS
                     888 SEVENTH AVENUE
                  NEW YORK, NEW YORK 10106
                         -----------
                     TEL: (212) 757-8400
                     FAX: (212) 757-6124



                INDEPENDENT AUDITOR'S REPORT

We hereby consent to use the use of our Financial Statements to be included in the S-8 registration statement of Bach-
Hauser, Inc.

                /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
                MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                Certified Public Accountants

New York, New York
December 15 2000